American Home Mortgage Assets Trust 2006-6

Preliminary Term Sheet

$[1,246,258,000] (Approximate)
Mortgage-Backed Pass-Through Certificates, Series 2006-6

American Home Mortgage Assets LLC
Depositor

American Home Mortgage Corp.
Sponsor

Wells Fargo Bank, National Association
Master Servicer

American Home Mortgage Servicing, Inc.
Servicer

Countrywide Securities Corporation
Lead Underwriter

October 19, 2006

Preliminary Term Sheet for American Home Mortgage Assets Trust 2006-6

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

Preliminary Term SheetDate Prepared: October 19, 2006

American Home Mortgage Assets Trust 2006-6
$[1,246,258,000] (Approximate, Subject to +/- 10% Variance)
First Lien Residential Mortgage Loans
Class (8)	Principal Amount ($) (Approx.) (1)	WAL (Yrs) (2) (Call(3) / Mat)	Interest Ratei Type	Tranche Type	Expected Ratings Moody’s/S&P
A1-A	[610,438,000.00]	[2.93/2.94]	Floating (4)	Super Senior Floater	[Aaa/AAA]
A1-B	[254,350,000.00]	[2.93/2.94]	Floating (4)	Super Senior Support Floater	[Aaa/AAA]
A1-C	[152,610,000.00]	[2.93/2.94]	Floating (4)	Senior Support Floater	[Aaa/AAA]
A2-A	[119,027,000.00]	[2.93/2.94]	Floating (4)	Super Senior Floater	[Aaa/AAA]
A2-B	[29,757,000.00]	[2.93/2.94]	Floating (4)	Senior Support Floater	[Aaa/AAA]
X-P	N/A (5)(6)	N/A	Variable (9)	Senior / IO / PO / Prepayment	[Aaa/AAA]
M-1	[23,514,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[Aa1/AA+]
M-2	[20,337,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[Aa2/AA]
M-3	[6,991,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[Aa3/AA-]
M-4	[8,262,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[A1/A+]
M-5	[6,355,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[A2/A]
M-6	[5,084,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[A3/A-]
M-7	[3,813,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[Baa1/BBB+]
M-8	[3,813,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[Baa2/BBB]
M-9	[1,907,000.00]	[4.84/4.88]	Floating (4)	Mezzanine Floater	[Baa3/BBB-]
B-1	Not Offered Not Offered Not Offered		Floating (4)	Subordinate Floater
B-2			Floating (4)	Subordinate Floater
B-3			Floating (4)	Subordinate Floater
B-4	Not Offered		Floating (4)	Subordinate Floater
Total:	$[1,246,258,000.00(7)

(1)
The Certificates (as described herein) will be collateralized by first-lien negative amortization residential mortgage loans. Class sizes are subject to final collateral and rating agency approval and are subject to a +/-10% variance. It is expected that the aggregate principal balance of the Subordinate Certificates will provide between [6.00]% - [9.00]% subordination to the Senior Certificates as of the Cut-off Date.

(2)	See “Pricing Prepayment Speed” below.

(3)	All Classes of Certificates are subject to a 1% optional termination (as described herein).

(4)
For each Distribution Date, the Certificate Interest Rate for the Class A Certificates and the Subordinate Certificates will be equal to the lesser of (i) one-month LIBOR plus the related margin and (ii) the related Net WAC Cap.

(5)
The Class X-P Certificates will consist of two interest only components and two principal only components. For the interest accrual period related to a Distribution Date, the first interest only component of the Class X-P Certificates will have a notional balance equal to the aggregate principal balance of the Class A Certificates and the related principal only component of the Class X-P Certificates immediately prior to such Distribution Date. The second interest only component of the Class X-P Certificates will have a notional balance equal to the sum of (x) the excess, if any, of the stated principal balance of the Mortgage Loans plus amounts on deposit in the Pre-Funding Account allocable to the Mortgage Loans as of the second day of the prior calendar month over the aggregate principal balance of the Class A Certificates (including for this purpose, all principal only components of the Class X-P Certificates) immediately prior to such Distribution Date and (y) the principal balance of the related principal only component of the Class X-P Certificates immediately prior to such Distribution Date. The two principal only components of the Class X-P Certificates will each have an initial principal balance equal to zero, which principal balance will increase to the extent of any Net Deferred Interest from the Mortgage Loans allocated to the related interest only component of the Class X-P Certificates.

(6)
The interest only component of the Class X-P Certificates related to the Class A Certificates will accrue interest on its notional balance at a per annum rate equal to the excess of (i) the Net WAC Cap for the Class A Certificates (adjusted to a 30/360 basis), over (ii) the weighted average of the Certificate Interest Rates of the Class A Certificates (adjusted to a 30/360 basis) and the related principal only component of the Class X-P Certificates. The interest only components of the Class X-P Certificates related to the portion of the Subordinate Certificates will accrue interest on its notional balance at a per annum rate equal to the excess of (i) the Net WAC Cap for the Subordinate Certificates (adjusted to a 30/360 basis) over (ii) the weighted average of the Certificate Interest Rates of the Subordinate Certificates (adjusted to a 30/360 basis, and the related PO component of the Class X-P Certificates).

(7)	Excludes the Class X-P Certificate Notional Balances and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificate Principal Balances.

(8)	The respective margins on the Class A Certificates will double and the respective margins on the Mezzanine Certificates will be equal to 1.5x the related original margin after the Call date.

(9)
The Class X-P Certificates will be entitled to the principal and interest resulting from the respective components and their respective pass-through rates and the prepayment charges of the Mortgage Loans.

Depositor:	American Home Mortgage Assets LLC

Sponsor and Seller:	American Home Mortgage Corp.

Master Servicer:	Wells Fargo Bank, National Association

Servicer:	American Home Mortgage Servicing, Inc.

Lead Underwriter:	Countrywide Securities Corporation.

Trustee:	Deutsche Bank National Trust Company.

Rating Agencies:
Moody’s and Standard & Poor’s are expected to provide ratings on the Class A1-A, Class A1-B, Class A1-C, Class A2-A, Class A2-B and Class X-P Certificates. At least one of Moody’s or Standard and Poor’s is expected to provide ratings on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Certificates. The Class B-4 Certificates will not be rated.

Cut-off Date:	October 1, 2006 for Initial Mortgage Loans and the first day of the month of the related subsequent transfer in the case of the Subsequent Mortgage Loans.

Closing Date:	On or about October 30, 2006.

Pricing Date:	On or about October [19], 2006.

Settlement Date:	On or about October 30, 2006.

Distribution Date:	The 25th day of each month (or if such a business day is not a business day the next succeeding business day), commencing in November 2006.

Certificates:
The “Senior Certificates” will consist of the Class A1-A, Class A1-B, Class A1-C, Class A2-A, Class A2-B Certificates and the Class X-P Certificates. The Class X-P Certificates will consist of two interest only components and two principal only components. The “Class A Certificates” will consist of (i) the Class A1-A, Class A1-B and Class A1-C Certificates (collectively, the “Class A1 Certificates”) and (ii) the Class A2-A and Class A2-B Certificates (collectively the “Class A2 Certificates”).

The “Subordinate Certificates” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 Certificates, (collectively, the “Mezzanine Certificates”) and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (collectively, the “Class B Certificates”). The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” Only the Senior Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are being offered publicly. The Class A Certificates and the Subordinate Certificates collectively are referred to as the “LIBOR Certificates.”

Registration:	The Offered Certificates will be made available in book-entry form through DTC.

Federal Tax Treatment:	It is anticipated that the Offered Certificates will be treated as REMIC regular interests for tax purposes.

ERISA Eligibility:
The Class A1-A Certificates and Class A2-A Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, subject to certain conditions. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA Treatment:	[The Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.]

Optional Termination:
The terms of the transaction allow the Servicer to purchase all remaining assets of the trust fund which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 1% of the sum of the original Pre-Funded Amount and the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. This purchase would result in a termination of the Certificates and occurs on the “Call Date.”

Mortgage Loans:
The aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date is expected to be up to $1,271,042,569. To the extent that the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date is less than $1,271,042,569, the difference will be deposited into the Pre-funding Account (with a maximum deposit of 25% of the initial class certificate balance of the Offered Certificates). All of the Mortgage Loans will be conforming and non-conforming balance, adjustable rate, and either interest only or negative amortization mortgage loans that accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period, if applicable) based on (i) the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (“MTA”).

.

The mortgage rates on the Mortgage Loans are fixed for the first month following their first payment date and then adjust monthly. However, the monthly payment amount is subject to an adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase by an amount that is more than 7.50% of the current monthly payment, (ii) as of the fifth payment adjustment date, as applicable, and on the same day every five years thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 125%) of the original principal balance due to deferred interest (the“Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity. The mortgage rate prior to the first payment adjustment will be less than the related mortgage index plus the applicable margin.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

Pre-Funded Amount:
A deposit of not more than $[311,564,500] (the “Pre-Funded Amount”) will be made to a pre-funding account (the “Pre-Funding Account”) on the Closing Date. From the Closing Date through December [29], 2006 (the “Funding Period”), the Pre-Funded Amount will be used to purchase subsequent mortgage loans (the “Subsequent Mortgage Loans”), which will be included in the Trust to create a final pool of Mortgage Loans (the “Final Pool”). It is expected that, after giving effect to the purchase of Subsequent Mortgage Loans during the Funding Period, the aggregate principal balance of the Final Pool of Mortgage Loans will be approximately $1,271,042,569. Any portion of the Pre-Funded Amount remaining on the last day of the Funding Period will be distributed as principal on the applicable Senior Certificates on the immediately following Distribution Date. A capitalized interest account (the “Capitalized Interest Account”) will be established and funded on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Date during and, if necessary, immediately following the Funding Period as a result of the pre-funding mechanism.

Pricing Prepayment
Speed:

Expense Fee Rate:
The“Expense Fees” are comprised of servicing fees and lender paid mortgage insurance premiums, each, as applicable. The Expense Fees are paid out of interest payments on each Mortgage Loan. The servicing rate fee will be 0.375% per annum of each Mortgage Loan’s unpaid balance.

Adjusted Net
Mortgage Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the related Expense Fee Rate.

Net WAC Cap:
The “Net WAC Cap”, with respect to the Class A Certificates and Subordinate Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the sum of (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (ii) any amounts withdrawn from the Capitalized Interest Account, if any, for such Distribution Date and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related prepayment period and (ii) the amounts on deposit in the Pre-Funding Account allocated to the Mortgage Loans.

Carryover Shortfall
Amount:
On any Distribution Date, the “Carryover Shortfall Amount” for the Class A Certificates and the Subordinate Certificates is an amount equal to the sum of (i) the excess of (a) interest accrued at LIBOR plus the related margin for such Class over (b) the actual amount of interest such Class is entitled to receive on such Distribution Date based on the related Certificate Interest Rate and (ii) in the case of the Class A Certificates and Mezzanine Certificates the unpaid portion of any such excess from previous Distribution Dates (and interest accrued thereon at the related Certificate Interest Rate for such Class without giving effect to the related Net WAC Cap ).

On each Distribution Date, amounts payable as interest on the interest only component of the Class X-P Certificates related to the Class A Certificates will be used to pay the Class A Certificates pro rata, based on the Class Certificate Balances thereof, any Carryover Shortfall Amounts related to such Classes of Certificates; provided that any excess remaining after the allocation to pay Carryover Shortfall Amounts based on Class Certificate Balances will be distributed to the Class A Certificates with respect to which there remains any unpaid Carryover Shortfall Amounts (after the distribution based on Class Certificate Balances), pro rata, based on the amount of the unpaid Carryover Shortfall Amounts; provided further that any excess remaining after such distributions will be distributed to the Class X-P Certificates.

On each Distribution Date, amounts payable as interest on the interest only components of the Class X-P Certificates related to the Subordinate Certificates will be used to pay the Subordinate Certificates pro rata, based on the Class Certificate Balances thereof, any Carryover Shortfall Amounts related to such Classes of Certificates; provided that any excess remaining after the allocation to pay Carryover Shortfall Amounts based on Class Certificate Balances will be distributed to the Subordinate Certificates with respect to which there remains any unpaid Carryover Shortfall Amounts (after the distribution based on Class Certificate Balances), pro rata, based on the amount of the unpaid Carryover Shortfall Amounts; provided further that any excess remaining after such distributions will be distributed to the Class X-P Certificates.

Accrued Interest:	The LIBOR Certificates will settle flat.

Interest Accrual Period:
The interest accrual period with respect to the Class X-P Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis). The interest accrual period with respect to the LIBOR Certificates will be the period from the prior Distribution Date (or the Closing Date in the case of the first Distribution Date) to the day prior to the current Distribution Date (on an actual/360 basis).

Net Deferred Interest:
The “Net Deferred Interest” for a Distribution Date is the greater of (a) the excess of Deferred Interest on the Mortgage Loans for the related due period over all voluntary principal prepayments on the Mortgage Loans during the prepayment period related to such Distribution Date and subsequent recoveries on the Mortgage Loans during the prior calendar month and (b) zero.

On each Distribution Date, the senior percentage of the Net Deferred Interest will be allocated to the Senior Certificates and the subordinated percentage of the Net Deferred Interest will be allocated to the Subordinate Certificates. The amount of Net Deferred Interest allocated to any particular class of Certificates will be an amount equal to the excess, if any, for each such class of (i) the amount of interest that accrued on such class of Certificates or its related interest only component(s) at its respective pass-through rate during the interest accrual period related to that Distribution Date over (ii) the amount of current interest that would have accrued had the pass-through rate for such class of Certificates or its related interest only component(s) equaled the related Adjusted Rate Cap for such class or its related interest only component(s) and Distribution Date. The amount of current interest distributable to a Class of Certificates (or an interest only component thereof) will be reduced by the amount of Net Deferred Interest allocated to such class of certificates (or an interest only component thereof). The amount of Net Deferred Interest allocated to a class of Certificates will be added to the Class Certificate Balance of such class of Certificates, except that in the case of the Class X-P Certificates, the amount of Net Deferred Interest allocated to the interest only components will be added to the component principal balance of the related principal only components.

The “Adjusted Rate Cap” for the Class A and Subordinate Certificates for any Distribution Date will equal the excess, if any, of the related Net WAC Cap for such Distribution Date, over a fraction expressed as a percentage, the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period and (ii) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and the denominator of which is the sum of the aggregate principal balance of the Mortgage Loans plus the amounts in the Pre-Funding Account allocable to the Mortgage Loans at the end of the prepayment period related to the immediately preceding Distribution Date.

The “Adjusted Rate Cap”for the interest only component of a class of Class X-P Certificates related to one or more classes of Senior Certificates for any Distribution Date will equal the pass-through rate for such interest only component computed for this purpose by (A) reducing the Net WAC Cap (adjusted to a 30/360 basis) of the Senior Certificates by a per annum rate equal to (i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the aggregate principal balance of the Mortgage Loans plus the amounts in the Pre-Funding Account as of the first day of the month prior to such Distribution Date and (B) computing the pass-through rate of the related Senior Certificates, by substituting “Adjusted Cap Rate” for “Net WAC Cap” in the calculation thereof.

The “Adjusted Rate Cap” for the interest only components of the Class X-P Certificates related to the Subordinate Certificates for any Distribution Date will equal the pass-through rate for such interest only components computed for this purpose by (A) reducing the Net WAC Cap (adjusted to a 30/360 basis) of the Subordinate Certificates by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the sum of the amount on deposit in the Pre-Funded Account and the aggregate principal balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date and (B) computing the pass-through rate of the Subordinate Certificates by substituting “Adjusted Rate Cap” for “Net WAC Cap” in the calculation thereof.

Net Prepayments:
For any Distribution Date, the excess, if any, of (i) voluntary principal prepayments on the Mortgage Loans during the prepayment period related to such Distribution Date and subsequent recoveries on the Mortgage Loans during the prior calendar month, over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans during the prior calendar month.

Credit Enhancement:
Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval and is subject to change based on such approval. The structuring assumptions contained herein assume approximately [6.00-9.00]% subordination below the Senior Certificates as of the Cut-off Date.

Credit enhancement for the Senior Certificates will consist of the subordination of the Subordinate Certificates. Credit enhancement for each Class of Mezzanine Certificates will consist of (i) the Class B Certificates and (ii) each other class of Mezzanine Certificates, if any, having a higher numerical designation.

Credit enhancement for each class of the Class B Certificates will consist of each other class of the Class B Certificates, if any, having a higher numerical designation.

Shifting Interest:
Until the November 2016 Distribution Date, the Subordinate Certificates will be locked out from receipt of any Net Prepayments (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to customary collateral performance and cross-collateralization triggers, the Subordinate Certificates will receive increasing portions of Net Prepayments. The prepayment percentages on the Subordinate Certificates are as follows:

	November 2006 - October 2016	0% Pro Rata Share
	November 2016 - October 2017	30% Pro Rata Share
	November 2017 - October 2018	40% Pro Rata Share
	November 2018 - October 2019	60% Pro Rata Share
	November 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement percentage provided to the Senior Certificates by the Subordinate Certificates doubles (from the initial credit enhancement percentage), Net Prepayments will be paid pro-rata between the Senior Certificates and Subordinate Certificates (subject to customary collateral performance). However, if the credit enhancement percentage provided by the Subordinate Certificates has doubled (i) prior to the November 2009 Distribution Date (subject to customary collateral performance), the Subordinate Certificates will be entitled to only 50% of their pro-rata share of Net Prepayments or (ii) on or after the November 2009 Distribution Date, the Subordinate Certificates will be entitled to 100% of their pro rata share of Net Prepayments.

Any principal not allocated to the Subordinate Certificates will be allocated to the Senior Certificates. In the event the current senior percentage of a Certificate (i.e., the then current aggregate principal balance of the Senior Certificates divided by the sum of the amount on deposit in the Pre-Funded Account and the aggregate principal balance of the Mortgage Loans) exceeds the applicable initial senior percentage (i.e., the aggregate principal balance of the Senior Certificates as of the Settlement Date, divided by the sum of the amount on deposit in the Pre-Funded Account and the aggregate principal balance of the mortgage loans as of the Cut-off Date), the Senior Certificates will receive all Net Prepayments.

Allocation of
Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case, until the respective Class Certificate Balance has been reduced to zero; thereafter, pro rata to the Senior Certificates (other than the interest only components of the Class X-P Certificates); provided, however that (a) any realized losses on the Mortgage Loans that would have been allocable to the Class A1-A Certificates will be allocated to the Class A1-B Certificates and Class A1-C Certificates on a pro rata basis until their class certificate balances have been reduced to zero, (b) any realized losses on the Mortgage Loans that would have been allocable to the Class A1-B Certificates will be allocated to the Class A1-C Certificates until its class certificate balance has been reduced to zero and (c) any realized losses on the Mortgage Loans that would have been allocable to the Class A2-A Certificates will be allocated to the Class A2-B Certificates until its Class Certificate Balance has been reduced to zero.

Certificates Priority
of Distributions:	Available funds from the Mortgage Loans (which are net of any servicing fees and private mortgage insurance premium fees) will be distributed generally as follows:

1)
To the Senior Certificates, accrued and unpaid interest at the related Certificate Interest Rate to each class of Class A Certificates and the interest only component of the Class X-P Certificates, current and unpaid interest, pro rata, provided however, that any interest otherwise distributable with respect to the Class X-P Certificates (after giving effect to the amount of any Net Deferred Interest allocable to the interest only components of the Class X-P Certificates) will be deposited in a fund to pay first, any related Carryover Shortfall Amounts and second, interest on the Class X-P Certificates, in each case as described above;

	2)	From the Mortgage Loans, principal, concurrently and on a pro rata basis to the Class A Certificates and the principal only components of the Class X-P Certificates
	3)	To the Class M-1 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	4)	To the Class M-1 Certificates, principal;
	5)	To the Class M-2 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	6)	To the Class M-2 Certificates, principal;
	7)	To the Class M-3 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	8)	To the Class M-3 Certificates, principal;
	9)	To the Class M-4 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	10)	To the Class M-4 Certificates, principal;
	11)	To the Class M-5 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	12)	To the Class M-5 Certificates, principal;
	13)	To the Class M-6 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	14)	To the Class M-6 Certificates, principal;
	15)	To the Class M-7 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	16)	To the Class M-7 Certificates, principal;
	17)	To the Class M-8 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	18)	To the Class M-8 Certificates, principal;
	19)	To the Class M-9 Certificates, accrued and unpaid interest at the related Certificate Interest Rate;
	20)	To the Class M-9 Certificates, principal;
21)
To the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in sequential order, accrued and unpaid interest at the related Certificate Interest Rate and their respective share of principal; and

	22)	To the Class X-P Certificates, any remaining amount.

Class X-P
Distributions:
The Class X-P Certificates will receive the principal and interest that is distributed to the components of the Class X-P Certificates. The Class X-P Certificates also will receive the prepayment charge amount from the Mortgage Loans for that Distribution Date.

Prepayment Charge
Amount:
For any Distribution Date, the prepayment charges collected during the related prepayment period on the Mortgage Loans plus any amounts paid by American Home Mortgage Corp. or the Servicer with respect to such Distribution Date due to breaches of representations or covenants regarding the prepayment charges related to the Mortgage Loans.

CONTACTS
Countrywide Securities Corporation

Trading
Gary Johnson	Tel: (818) 225-3188 gary_johnson@countrywide.com
Peter Harrison	Tel: (818) 225-4544 peter_harrison@countrywide.com
Rob Graham	Tel: (818) 225-3187 rob_graham@countrywide.com
Arielle Jacobs	Tel: (818) 225-6396 arielle_jacobs@countrywide.com
Banking Group
Sangtip Chienpradap	Tel: (818) 225-4939 sangtip_chienpradap@countrywide.com
Keith Werber	Tel: (818) 225-3142 keith_werber@countrywide.com
Sophala Chhoeng	Tel: (818) 225-4915 sophala_chhoeng@countrywide.com
Ben Hunsaker	Tel: (818) 225-3319 benjamin_hunsaker@countrywide.com

Discount Margin (bps)

Class A1-A to Call
Margin	19 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	19	19	19	19	19
WAL (yr)	4.79	3.64	2.93	2.43	1.93
MDUR (yr)	3.92	3.12	2.58	2.18	1.77
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class A1-A to Maturity
Margin	19 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	19	19	19	19	19
WAL (yr)	4.82	3.67	2.94	2.44	1.94
MDUR (yr)	3.92	3.13	2.58	2.19	1.78
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	481	481	481	481

Class A1-B to Call
Margin	24 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	24	24	24	24	24
WAL (yr)	4.79	3.64	2.93	2.43	1.93
MDUR (yr)	3.91	3.11	2.57	2.18	1.77
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class A1-B to Maturity
Margin	24 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	24	24	24	24	24
WAL (yr)	4.82	3.67	2.94	2.44	1.94
MDUR (yr)	3.92	3.12	2.58	2.19	1.78
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	481	481	481	481

Class A1-C to Call
Margin	28 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	28	28	28	28	28
WAL (yr)	4.79	3.64	2.93	2.43	1.93
MDUR (yr)	3.90	3.11	2.57	2.18	1.77
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class A1-C to Maturity
Margin	28 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	28	28	28	28	28
WAL (yr)	4.82	3.67	2.94	2.44	1.94
MDUR (yr)	3.91	3.12	2.58	2.19	1.77
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	481	481	481	481

Class A2-A to Call
Margin	21 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	21	21	21	21	21
WAL (yr)	4.79	3.64	2.93	2.43	1.93
MDUR (yr)	3.91	3.11	2.57	2.18	1.77
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class A2-A to Maturity
Margin	21 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	21	21	21	21	21
WAL (yr)	4.82	3.67	2.94	2.44	1.94
MDUR (yr)	3.92	3.12	2.58	2.19	1.78
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	481	481	481	481

Class A2-B to Call
Margin	25 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	25	25	25	25	25
WAL (yr)	4.79	3.64	2.93	2.43	1.93
MDUR (yr)	3.91	3.11	2.57	2.18	1.77
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class A2-B to Maturity
Margin	25 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	25	25	25	25	25
WAL (yr)	4.82	3.67	2.94	2.44	1.94
MDUR (yr)	3.92	3.12	2.58	2.19	1.78
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	481	481	481	481

Class M-1 to Call
Margin	38 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	38	38	38	38	38
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	6.01	4.81	4.11	3.66	3.12
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-1 to Maturity
Margin	38 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	38	38	38	38	38
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	6.03	4.83	4.13	3.69	3.14
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	480	467	402	306

Class M-2 to Call
Margin	41 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	41	41	41	41	41
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	6.00	4.81	4.11	3.66	3.11
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-2 to Maturity
Margin	41 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	41	41	41	41	41
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	6.02	4.83	4.13	3.68	3.13
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	480	466	400	304

Class M-3 to Call
Margin	43 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	43	43	43	43	43
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	5.99	4.80	4.10	3.66	3.11
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-3 to Maturity
Margin	43 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	43	43	43	43	43
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	6.01	4.83	4.12	3.68	3.13
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	480	457	383	291

Class M-4 to Call
Margin	55 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	55	55	55	55	55
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	5.96	4.78	4.09	3.65	3.10
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-4 to Maturity
Margin	55 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	55	55	55	55	55
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	5.98	4.80	4.11	3.67	3.12
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	480	458	386	293

Class M-5 to Call
Margin	60 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	60	60	60	60	60
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	5.95	4.78	4.08	3.64	3.10
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-5 to Maturity
Margin	60 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	60	60	60	60	60
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	5.97	4.80	4.10	3.66	3.12
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	480	456	381	290

Class M-6 to Call
Margin	70 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	70	70	70	70	70
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	5.92	4.76	4.07	3.63	3.09
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-6 to Maturity
Margin	70 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	70	70	70	70	70
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	5.94	4.78	4.09	3.65	3.11
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	480	470	423	321

Class M-7 to Call
Margin	140 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	140	140	140	140	140
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	5.75	4.65	3.99	3.57	3.04
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-7 to Maturity
Margin	140 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	140	140	140	140	140
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	5.77	4.66	4.01	3.59	3.06
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	479	466	390	298

Class M-8 to Call
Margin	165 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	165	165	165	165	165
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	5.69	4.61	3.96	3.54	3.03
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-8 to Maturity
Margin	165 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 100-00	165	165	165	165	165
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	5.70	4.62	3.98	3.56	3.04
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	479	447	374	286

Class M-9 to Call
Margin	165 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 93.7059960%	277	303	326	345	375
WAL (yr)	7.76	5.87	4.84	4.23	3.52
MDUR (yr)	5.54	4.49	3.87	3.46	2.96
First Prin Pay	1	1	1	1	1
Last Prin Pay	214	159	125	101	78

Class M-9 to Maturity
Margin	165 bps
Percent of Pricing Prepayment Speed	60%	80%	100%	120%	150%

DM @ 93.7059960%	277	303	326	344	374
WAL (yr)	7.82	5.92	4.88	4.27	3.55
MDUR (yr)	5.55	4.51	3.88	3.48	2.97
First Prin Pay	1	1	1	1	1
Last Prin Pay	481	479	441	368	279

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

		$1,271,042,569	Aggregate Rate Mortgage Loans
		Detailed Report

Summary of Loans in Statistical Calculation Pool						Range
(As of Calculation Date)

Total Number of Loans			3326
Total Outstanding Balance			$1,271,042,569
Average Loan Balance			$382,154		$39,650	to	$4,918,399
WA Mortgage Rate			6.689%		1.000%	to	9.594%
WA Mortgage Rate Net LPMI			6.317%		0.240%	to	9.114%
Net WAC			5.942%		-0.135%	to	8.739%
ARM Characteristics
	WA Gross Margin		3.437%		2.020%	to	4.930%
	WA Months to First Roll		1		1	to	1
	WA First Periodic Cap		0.000%		0.000%	to	0.000%
	WA Subsequent Periodic Cap		0.000%		0.000%	to	0.000%
	WA Lifetime Cap		10.125%		9.950%	to	12.950%
	WA Lifetime Floor		3.437%		2.020%	to	4.930%
WA Original Term (months)			433		360	to	480
WA Remaining Term (months)			433		357	to	480
WA Age (months)			0		0	to	4
WA LTV			76.70%		8.34%	to	100.00%
WA FICO			712
Secured by (% of pool)	1st Liens		100.00%
	2nd Liens		0.00%
Prepayment Penalty at Loan Orig	(% of all loans)		76.88%
Prepay Moves Exempted	Soft		0.00%
	Hard		76.88%
	No Prepay		23.12%
	Unknown		0.00%
Percent of IO			0.45%

Top 5 States:		Top 5 Prop:		Doc Types:		Purpose Codes		Occ Codes		Orig PP Term
CA	39.01%	SFR	61.88%	REDUCED	81.20%	RCO	55.07%	OO	76.83%	0	23.12%
FL	17.97%	PUD	20.30%	FULL/ALT	18.28%	PUR	25.28%	INV	16.35%	12	26.03%
NY	5.63%	CND	12.78%	SISA	0.52%	RNC	19.65%	2H	6.82%	24	7.09%
AZ	4.48%	2-4U	4.73%							30	0.05%
VA	4.25%	COOP	0.31%							36	43.71%

			$1,271,042,569	Aggregate Rate Mortgage Loans

			Program
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
5YR NegAm MTA	$186,080,137	539	14.64	$345,232	7.148	435	711	77.30
MTA - IO	$5,769,753	15	0.45	$384,650	6.557	360	719	81.33
NegAm MTA	$1,079,192,680	2772	84.91	$389,319	6.611	433	712	76.57
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Range of Current Balance
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
$0.01 - $50,000.00	$89,250	2	0.01	$44,625	8.508	360	678	73.34
$50,000.01 - $100,000.00	$7,224,912	87	0.57	$83,045	7.069	394	718	68.43
$100,000.01 - $150,000.00	$30,310,511	234	2.38	$129,532	6.652	415	712	73.89
$150,000.01 - $200,000.00	$72,656,936	409	5.72	$177,645	6.679	420	713	76.33
$200,000.01 - $250,000.00	$105,459,854	465	8.30	$226,795	6.701	429	711	77.16
$250,000.01 - $300,000.00	$121,605,981	442	9.57	$275,127	6.719	430	711	78.32
$300,000.01 - $350,000.00	$109,512,014	336	8.62	$325,929	6.619	437	710	79.03
$350,000.01 - $400,000.00	$101,923,764	271	8.02	$376,102	6.982	427	709	78.40
$400,000.01 - $450,000.00	$99,910,725	235	7.86	$425,152	6.843	434	708	78.36
$450,000.01 - $500,000.00	$89,749,489	188	7.06	$477,391	7.184	437	706	78.90
$500,000.01 - $550,000.00	$69,984,156	133	5.51	$526,197	6.963	440	716	79.67
$550,000.01 - $600,000.00	$59,961,728	104	4.72	$576,555	6.996	441	708	79.11
$600,000.01 - $650,000.00	$65,436,483	104	5.15	$629,197	7.103	440	714	79.27
$650,000.01 - $700,000.00	$29,199,257	43	2.30	$679,052	7.411	435	729	78.73
$700,000.01 - $750,000.00	$27,566,993	38	2.17	$725,447	6.843	451	725	76.74
$750,000.01 - $1,000,000.00	$120,204,301	136	9.46	$883,855	6.971	428	713	73.84
$1,000,000.01 - $1,500,000.00	$80,862,795	64	6.36	$1,263,481	5.067	423	720	71.52
$1,500,000.01 - $2,000,000.00	$33,804,920	19	2.66	$1,779,206	5.627	436	726	68.44
>= $2,000,000.01	$45,578,499	16	3.59	$2,848,656	5.712	467	702	67.88
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Range of Original Balance
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
$0.01 - $50,000.00	$89,250	2	0.01	$44,625	8.508	360	678	73.34
$50,000.01 - $100,000.00	$7,224,912	87	0.57	$83,045	7.069	394	718	68.43
$100,000.01 - $150,000.00	$30,310,511	234	2.38	$129,532	6.652	415	712	73.89
$150,000.01 - $200,000.00	$72,857,799	410	5.73	$177,702	6.683	420	713	76.34
$200,000.01 - $250,000.00	$105,509,615	465	8.30	$226,902	6.703	428	711	77.21
$250,000.01 - $300,000.00	$121,355,356	441	9.55	$275,182	6.715	430	711	78.28
$300,000.01 - $350,000.00	$109,863,384	337	8.64	$326,004	6.624	437	710	79.03
$350,000.01 - $400,000.00	$101,973,678	271	8.02	$376,287	6.981	427	709	78.40
$400,000.01 - $450,000.00	$99,509,441	234	7.83	$425,254	6.839	435	708	78.35
$450,000.01 - $500,000.00	$89,749,489	188	7.06	$477,391	7.184	437	706	78.90
$500,000.01 - $550,000.00	$69,984,156	133	5.51	$526,197	6.963	440	716	79.67
$550,000.01 - $600,000.00	$60,564,339	105	4.76	$576,803	7.012	441	708	79.06
$600,000.01 - $650,000.00	$65,484,169	104	5.15	$629,655	7.099	438	713	79.31
$650,000.01 - $700,000.00	$28,548,960	42	2.25	$679,737	7.395	437	731	78.70
$700,000.01 - $750,000.00	$27,566,993	38	2.17	$725,447	6.843	451	725	76.74
$750,000.01 - $1,000,000.00	$120,204,301	136	9.46	$883,855	6.971	428	713	73.84
$1,000,000.01 - $1,500,000.00	$80,862,795	64	6.36	$1,263,481	5.067	423	720	71.52
$1,500,000.01 - $2,000,000.00	$33,804,920	19	2.66	$1,779,206	5.627	436	726	68.44
>= $2,000,000.01	$45,578,499	16	3.59	$2,848,656	5.712	467	702	67.88
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

State
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
Alabama	$1,272,300	9	0.10	$141,367	8.180	360	720	83.18
Alaska	$3,889,547	13	0.31	$299,196	7.811	473	698	83.58
Arizona	$56,937,004	174	4.48	$327,224	6.932	423	715	78.13
California	$495,832,531	1088	39.01	$455,728	6.842	446	710	75.53
Colorado	$14,436,490	41	1.14	$352,110	7.737	438	735	80.42
Connecticut	$12,061,100	29	0.95	$415,900	6.920	436	726	71.32
Delaware	$2,061,018	8	0.16	$257,627	7.511	395	735	84.32
District of Columbia	$3,340,700	9	0.26	$371,189	4.700	380	684	73.12
Florida	$228,407,120	700	17.97	$326,296	6.370	430	712	77.79
Georgia	$9,346,288	30	0.74	$311,543	6.417	415	732	77.53
Hawaii	$4,601,250	12	0.36	$383,438	7.306	422	716	77.04
Idaho	$3,750,975	13	0.30	$288,537	7.595	411	712	70.93
Illinois	$46,445,241	125	3.65	$371,562	5.980	412	714	76.67
Indiana	$2,068,573	6	0.16	$344,762	6.581	360	705	72.40
Iowa	$127,800	1	0.01	$127,800	7.764	360	735	90.00
Kansas	$1,021,650	3	0.08	$340,550	5.119	410	688	93.42
Kentucky	$1,717,750	8	0.14	$214,719	7.492	445	675	72.44
Louisiana	$448,297	2	0.04	$224,149	3.803	360	708	75.28
Maryland	$43,787,628	130	3.45	$336,828	6.449	415	714	74.27
Massachusetts	$14,146,625	36	1.11	$392,962	7.553	424	703	77.54
Michigan	$12,189,024	38	0.96	$320,764	5.544	407	708	76.35
Minnesota	$6,643,464	26	0.52	$255,518	7.408	407	713	81.94
Mississippi	$192,885	1	0.02	$192,885	1.400	360	728	75.00
Missouri	$1,088,600	8	0.09	$136,075	8.322	434	733	87.59
Montana	$630,000	2	0.05	$315,000	8.359	430	748	88.56
Nevada	$24,276,264	80	1.91	$303,453	7.008	437	710	80.64
New Jersey	$17,145,728	41	1.35	$418,188	7.109	418	697	77.13
New Mexico	$3,150,082	12	0.25	$262,507	7.057	429	734	74.04
New York	$71,612,610	110	5.63	$651,024	6.563	412	704	70.17
North Carolina	$14,293,407	47	1.12	$304,115	6.075	419	707	81.91
Ohio	$3,111,477	14	0.24	$222,248	7.284	440	709	82.87
Oklahoma	$302,852	2	0.02	$151,426	1.604	360	676	84.30
Oregon	$23,420,125	74	1.84	$316,488	5.831	442	722	78.85
Pennsylvania	$6,065,995	26	0.48	$233,308	6.736	411	728	81.71
Rhode Island	$2,303,400	9	0.18	$255,933	7.177	386	706	76.46
South Carolina	$10,468,888	28	0.82	$373,889	7.858	432	742	78.33
South Dakota	$500,000	3	0.04	$166,667	7.830	360	702	85.34
Tennessee	$1,609,074	8	0.13	$201,134	8.288	409	724	86.13
Texas	$2,699,378	17	0.21	$158,787	6.516	406	727	85.59
Utah	$18,322,904	40	1.44	$458,073	6.524	418	719	75.05
Virginia	$54,001,149	149	4.25	$362,424	6.789	429	714	80.05
Washington	$46,861,204	137	3.69	$342,053	6.719	441	719	82.01
Wisconsin	$4,119,375	15	0.32	$274,625	7.061	442	745	79.69
Wyoming	$334,800	2	0.03	$167,400	7.864	480	725	90.00
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Loan-to-Value Ratios
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0.01 - 50.00	$45,101,023	153	3.55	$294,778	6.471	427	722	40.68
50.01 - 55.00	$18,023,000	53	1.42	$340,057	6.259	445	705	52.44
55.01 - 60.00	$31,427,515	84	2.47	$374,137	5.761	444	709	58.14
60.01 - 65.00	$74,822,814	138	5.89	$542,194	6.134	447	706	63.84
65.01 - 70.00	$125,175,685	236	9.85	$530,405	6.618	424	706	68.63
70.01 - 75.00	$248,915,094	643	19.58	$387,115	6.434	431	701	74.27
75.01 - 80.00	$453,879,530	1209	35.71	$375,417	6.500	430	717	79.57
80.01 - 85.00	$21,427,966	63	1.69	$340,126	7.359	438	714	83.50
85.01 - 90.00	$186,323,947	523	14.66	$356,260	7.526	440	715	89.50
90.01 - 95.00	$26,744,372	85	2.10	$314,640	7.219	443	700	94.76
95.01 - 100.00	$39,201,623	139	3.08	$282,026	8.276	434	745	99.91
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

EffectiveLoan-to-ValueRatios
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG	EFF.
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV	LTV
0.01 - 50.00	$45,101,023	153	3.55	$294,778	6.471	427	722	40.68	40.68
50.01 - 55.00	$18,023,000	53	1.42	$340,057	6.259	445	705	52.44	52.44
55.01 - 60.00	$31,427,515	84	2.47	$374,137	5.761	444	709	58.14	58.14
60.01 - 65.00	$647,018,783	1,716	50.90	$377,051	6.528	432	713	78.22	64.85
65.01 - 70.00	$375,067,815	952	29.51	$393,979	7.091	434	712	81.54	67.38
70.01 - 75.00	$134,071,840	326	10.55	$411,263	6.744	434	704	74.79	73.44
75.01 - 80.00	$16,484,795	34	1.30	$484,847	6.061	412	733	79.74	79.74
85.01 - 90.00	$3,847,799	8	0.30	$480,975	7.578	403	714	90.00	90

	$1,271,042,569	3,326	100.00	$382,154	6.689	433	712	76.70	65.57

CombinedLoan-to-ValueRatios
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	CLTV

0.01 - 50.00	$43,989,023	151	3.46	$291,318	6.445	427	722	40.67
50.01 - 55.00	$18,023,000	53	1.42	$340,057	6.259	445	705	52.44
55.01 - 60.00	$31,535,015	83	2.48	$379,940	5.756	443	708	58.15
60.01 - 65.00	$73,397,414	136	5.77	$539,687	6.102	446	706	63.85
65.01 - 70.00	$125,027,685	235	9.84	$532,033	6.617	424	706	68.63
70.01 - 75.00	$242,244,994	632	19.06	$383,299	6.453	431	701	74.27
75.01 - 80.00	$429,845,448	1,151	33.82	$373,454	6.501	429	717	79.55
80.01 - 85.00	$24,206,416	70	1.90	$345,806	7.104	439	714	83.44
85.01 - 90.00	$215,030,979	586	16.92	$366,947	7.400	440	717	89.48
90.01 - 95.00	$28,284,972	89	2.23	$317,809	7.140	443	699	94.74
95.01 - 100.00	$39,457,623	140	3.10	$281,840	8.277	434	744	99.91

	$1,271,042,569	3,326	100.00	$382,154	6.689	433	712	77.03

Current Gross Coupon
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0.501 - 1.000	$128,515,862	316	10.11	$406,696	1.000	432	705	73.65
1.001 - 1.500	$52,252,510	133	4.11	$392,876	1.362	421	711	73.51
1.501 - 2.000	$63,415,989	168	4.99	$377,476	1.782	442	711	78.74
2.001 - 2.500	$14,397,537	30	1.13	$479,918	2.277	468	715	74.49
2.501 - 3.000	$5,824,806	13	0.46	$448,062	2.538	457	723	77.20
3.001 - 3.500	$1,673,305	6	0.13	$278,884	3.348	442	721	97.81
6.501 - 7.000	$2,787,100	10	0.22	$278,710	6.846	391	684	78.17
7.001 - 7.500	$101,880,197	249	8.02	$409,157	7.288	422	726	74.62
7.501 - 8.000	$310,536,870	755	24.43	$411,307	7.744	428	713	73.62
8.001 - 8.500	$401,265,359	1108	31.57	$362,153	8.208	433	707	75.67
8.501 - 9.000	$120,302,003	354	9.46	$339,836	8.710	441	715	84.71
9.001 - 9.500	$67,647,003	183	5.32	$369,656	9.218	451	727	91.83
9.501 - 10.000	$544,027	1	0.04	$544,027	9.594	479	711	100.00
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Property Type
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
SFR	$786,567,903	2014	61.88	$390,550	6.602	435	710	75.74
PUD	$258,035,671	664	20.30	$388,608	6.741	432	715	78.85
CND	$162,392,639	472	12.78	$344,052	7.034	428	718	79.46
2-4U	$60,077,307	170	4.73	$353,396	6.838	421	713	73.62
COOP	$3,969,050	6	0.31	$661,508	4.214	375	720	60.26
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Purpose
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
RCO	$699,965,877	1865	55.07	$375,317	6.475	433	708	71.74
PUR	$321,364,494	852	25.28	$377,188	6.973	429	728	84.89
RNC	$249,712,198	609	19.65	$410,036	6.926	437	703	80.08
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Occupancy
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
OO	$976,524,432	2374	76.83	$411,341	6.595	435	709	76.97
INV	$207,877,218	694	16.35	$299,535	7.026	425	720	73.65
2H	$86,640,919	258	6.82	$335,818	6.939	433	729	81.03
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Months Remaining to Scheduled Maturity
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
480	$747,476,613	1845	58.81	$405,136	6.644	480	713	76.56
479	$21,763,338	58	1.71	$375,230	8.473	479	714	82.39
478	$2,572,495	8	0.20	$321,562	8.535	478	703	91.16
477	$423,422	1	0.03	$423,422	8.214	477	643	75.00
476	$365,648	1	0.03	$365,648	8.064	476	757	56.59
360	$463,429,752	1332	36.46	$347,920	6.560	360	712	76.47
359	$27,235,031	66	2.14	$412,652	8.102	359	711	76.92
358	$6,707,344	13	0.53	$515,950	8.039	358	703	81.81
357	$1,068,927	2	0.08	$534,464	8.302	357	681	89.99
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Document Type
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
REDUCED	$1,032,136,355	2562	81.20	$402,864	6.623	433	712	75.01
FULL/ALT	$232,359,852	746	18.28	$311,474	6.980	432	713	84.22
SISA	$6,546,362	18	0.52	$363,687	6.785	414	724	76.61
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Range of FICO
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
601 - 620	$4,870,781	14	0.38	$347,913	6.670	427	619	75.14
621 - 640	$56,081,444	163	4.41	$344,058	6.576	439	631	71.82
641 - 660	$100,412,918	282	7.90	$356,074	6.463	428	651	72.91
661 - 680	$175,432,730	479	13.80	$366,248	6.749	430	671	77.01
681 - 700	$200,465,414	502	15.77	$399,333	6.481	438	691	76.99
701 - 720	$197,354,661	512	15.53	$385,458	6.738	431	710	78.91
721 - 740	$186,865,481	426	14.70	$438,651	6.523	429	729	76.51
741 - 760	$137,365,115	370	10.81	$371,257	6.872	437	751	77.85
761 - 780	$112,065,951	291	8.82	$385,106	6.910	436	770	78.20
781 - 800	$71,292,770	204	5.61	$349,474	7.046	434	790	76.19
801 - 820	$27,841,504	80	2.19	$348,019	6.880	426	807	71.30
821 - 840	$628,800	2	0.05	$314,400	7.791	409	824	78.64
Unknown	$365,000	1	0.03	$365,000	8.274	480	0	100.00
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

Prepayment Penalty Months
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$293,805,398	733	23.12	$400,826	6.800	427	720	77.33
12	$330,863,578	774	26.03	$427,472	6.982	431	714	76.49
24	$90,180,089	243	7.09	$371,111	6.550	440	709	79.27
30	$576,808	3	0.05	$192,269	8.176	403	714	88.73
36	$555,616,696	1573	43.71	$353,221	6.477	436	707	76.06
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			80% OrigLTV/PMI Analysis				(Excludes 251680% or less LTV Mortgages
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
> 80% LTV, no MI	$3,847,799	8	1.41	$480,975	7.578	403	714	90.00
> 80% LTV, with MI	$269,850,109	802	98.59	$336,471	7.590	440	718	91.05
	$273,697,908	810	100.00	$337,899	7.590	439	718	91.04

			80% CurLTV/PMI Analysis				(Excludes 250180% or less LTV Mortgages
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG	CUR
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV	LTV
> 80% LTV, no MI	$3,847,799	8	1.37	$480,975	7.578	403	714	90.00	90.07
> 80% LTV, with MI	$277,026,912	817	98.63	$339,078	7.595	439	718	90.76	90.77
	$280,874,711	825	100.00	$340,454	7.595	438	718	90.75	90.76

			Months to Roll					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Margin					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
2.001 - 3.000	$285,433,796	671	22.46	$425,386	6.431	424	721	73.37
3.001 - 4.000	$821,273,436	2220	64.61	$369,943	6.610	433	707	75.50
4.001 - 5.000	$164,335,338	435	12.93	$377,782	7.533	448	721	88.49
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Maximum Rates					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
9.001 - 10.000	$832,158,891	1970	65.47	$422,416	6.322	432	708	73.42
10.001 - 11.000	$438,466,078	1354	34.50	$323,830	7.385	434	721	82.93
11.001 - 12.000	$220,000	1	0.02	$220,000	7.914	360	707	80.00
12.001 - 13.000	$197,600	1	0.02	$197,600	8.414	360	679	80.00
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Next Interest Adjustment Date					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
11/06	$1,270,617,569	3323	99.97	$382,371	6.691	433	712	76.71
12/06	$425,000	3	0.03	$141,667	1.000	360	697	58.58
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Initial Fixed Period					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Floor Rate					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
2.001 - 3.000	$285,433,796	671	22.46	$425,386	6.431	424	721	73.37
3.001 - 4.000	$821,273,436	2220	64.61	$369,943	6.610	433	707	75.50
4.001 - 5.000	$164,335,338	435	12.93	$377,782	7.533	448	721	88.49
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Initial Cap					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0.000	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Subsequent Cap					(Excludes 0 Fixed Rate Mortgages)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0.000	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Interest Only Period (months)
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$1,265,272,817	3311	99.55	$382,142	6.690	433	712	76.68
120	$5,769,753	15	0.45	$384,650	6.557	360	719	81.33
	$1,271,042,569	3326	100.00	$382,154	6.689	433	712	76.70

			Maximum Negative Amortization
CURRENT		# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
110.000	$318,821,990	850	25.20	$375,085	6.811	429	711	78.69
125.000	$946,450,826	2,461	74.80	$384,580	6.649	435	713	76.00

	$1,265,272,817	3,311	100.00	$382,142	6.690	433	712	76.68